                                                                    EXHIBIT 11.1

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                                                              NINE MONTHS ENDED
                                                                               YEAR ENDED        OCTOBER 31,
                                                                              JANUARY 31,   ---------------------
                                                                                  1996        1995        1996
                                                                              ------------  ---------  ----------
HISTORICAL NET INCOME (LOSS) PER SHARE
Weighted average common shares outstanding for the period...................        4,604       3,400       9,093
Common equivalent shares pursuant to Staff Accounting Bulletin Nos. 64 and
 83.........................................................................       18,814      18,814      18,814
                                                                              ------------  ---------  ----------
Shares used in per share computation........................................       23,418      22,214      27,907
                                                                              ------------  ---------  ----------
                                                                              ------------  ---------  ----------
Net income (loss)...........................................................   $  (17,740)  $  (8,109) $  (86,157)
Cumulative dividends on Series B redeemable convertible preferred stock.....           52          --         565
                                                                              ------------  ---------  ----------
Net income (loss) applicable to common stock................................   $  (17,792)  $  (8,109)    (86,722)
                                                                              ------------  ---------  ----------
                                                                              ------------  ---------  ----------
Net income (loss) per share.................................................   $    (0.76)  $   (0.37)      (3.11)
                                                                              ------------  ---------  ----------
                                                                              ------------  ---------  ----------
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
                                                                                    YEAR ENDED
                                                                                   JANUARY 31,   NINE MONTHS ENDED
                                                                                       1996      OCTOBER 31, 1996
                                                                                   ------------  -----------------
PRO FORMA NET INCOME (LOSS) PER SHARE
Weighted average common shares outstanding for the period........................        4,604            9,093
Common equivalent shares pursuant to Staff Accounting Bulletin Nos. 64 and 83....       18,814           18,814
Common equivalent shares assuming conversion of preferred stock..................        6,967           22,200
Shares used in per share computation.............................................       30,385           50,107
                                                                                   ------------        --------
                                                                                   ------------        --------
Net income (loss)................................................................   $  (17,740)         (86,157)
                                                                                   ------------        --------
                                                                                   ------------        --------
Net income (loss) per share......................................................   $    (0.58)           (1.72)
                                                                                   ------------        --------
                                                                                   ------------        --------
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